Exhibit 10.17

Purchase Agreement

Contract Number: JS20100101-1-007

Party A: Jiangmen Wealth Water Purifying Agent Co., Ltd.
Party B: Guangdong Yi Da Textile Co., Ltd..

The parties hereby entered into this contract and abide by the following terms after friendly consultations.
Article 1 Producs provided by Party A to Party B and metrological provision and packing requirement.
1, name, standard, quantity, quality level, price and unit price (including Tax) of the product:
Name	standard	quality level	annual need (Ton)	unit price (including Tax, Yuan)
purifying agent of printing and dyeing	HX203	standards of Party A	20000	730

2, Party B should notice Party B about the absolute quantity ordered by telephone or fax before 25th each and every month, merchandiser of Party A should do the record and arrange shipment with the confirmation of sales manager.
3, the product will use ton as the charge unit, and the quantity are subject to the number on the “delivery note” confirmed by Party B. According to the characteristic of the product, ±5% variation in quantity is acceptable.
4, the product is stored in the special corrosion resisting pail pack or storage pool, the buyer need to prepare the storage tools for himself.

Article 2 delivery time and delivery point.
1. delivery time: Depend on Part B’s notice every month.
2. delivery point: Party A’s warehouse
3. delivery type: pick up by Part B, Part A can deliver the product to the assigned place when Part A are responsible for the transportation of the goods, and Part B should pay for the transportation.
4, product acceptance
(1) After receiving the product from Party A, the warehouse keeper of Party B shall sign the “delivery note” provided by Party A and fill in the actual quantity received, both parties will use the “delivery note” signed by the warehouse keeper of Party B as the voucher of clearing.
(2) Party B shall check and accept the received product. Party A will not accept the quality complaint when Party B has signed the delivery note, which means Party B had approved the product.
(3) Acceptance quality level: acceptance check will adopt the standards described in the sales contract.

Article 3

1, payment depend on the following term (2) .
(1), payment within one week after receiving the goods and acceptance inspection.
(2), payment within the current month after receiving the goods and acceptance inspection.
(3), monthly statement with 30 days.
(4), monthly statement with 60 days.
2, payment type: Party B should pay in cash, telegraphic transfer or demand cash check, Party A will not accept promissory note and acceptance bill.

Article 4 Party A’s responsibility and duty.
1, Party A shall provide pre-sales, sales, after-sales service of the product.
2, Both parties can negotiate price when Party B agrees to use the products that doesn't come up to the required standard. Party A is responsible for withdrawing and exchanging the product that cannot be used.
3, Party A shall negotiate with Party B about changing the product variety, standard, quality, price, and packaging when a substantial change occurs in the raw material for the product, production facility, productive technology or market.
4, Party A has to bear the responsibility for delivery overdue and Party B’s actually pay caused by the delay when Party A cannot deliver the product on time and cause losses to Party B.

Article 5 Party A’s responsibility and duty.
1, pay a fine for 5% of the amount of the deferred payment per day if didn’t pay according to the appointed day on time.
2, Party B should bear the transportation expenses and a fine for 10% of the payment for goods if Party B wants to reject the product midway and approved by Party A.

Article 6 liability for breach of contract
1, one party should the other party 20% of the amount of the purchase order according to terms of the signed contract, but it can handled as no default if two parties agree the change or terminate the contract.
2, if one party suffers heavy losses because of the default and the penal sum cannot equal the losses, the other party should make good the deficit.

Article 7
1, the contract can be amended or terminated if one party want to amend it or terminate it when both parties agree after the contract has been signed.
2, if natural calamities cause the delay in delivery or execute the contract, and the natural calamities are proved by related authorities, two parties should solve this problem through friendly negotiation.
3, all disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached， the case in dispute shall then be submitted to people's court.

Article 8
1, the duration of this contract is from January 1st 2010 until December 31st 2010. This contract can be renewed one month before the expiration date of the contract if both parties agree to continue cooperation.
2, the original sales contract terminates in the same that this Contract enters into effect.
3, the contract is in duplicate, held by Party A and Party B respectively. The contract comes into effect upon signatures or seals of both parties.

Party A:
Name: Jiangmen Wealth Water Purifying Agent Co., Ltd.
Address: Muzhou Town, Sanya Industrial Park, Jiangmen City
Legal Representative: Mingzhuo Tan (Seal)
Entrusted Agent: (Seal)
Zip Code:
Signing Date:12/30/2009
Signed at Jiangmen City
Party B: Name: Guangdong Yi Da Textile Co., Ltd.. Address: Legal Representative: (Seal) Entrusted Agent: (Seal) Zip Code: Signing Date:12/30/2009 Signed At: Jiangmen City

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